Exhibit 99.1
News Release
USA Compression Partners, LP
111 Congress Avenue, Suite 2400
Austin, Texas 78701
usacompression.com
USA Compression Partners Reports Fourth-Quarter 2023 Results and Provides 2024 Outlook; Achieves Record Revenues and Revenue-generating Horsepower
AUSTIN, Texas, February 13, 2024 — USA Compression Partners, LP (NYSE: USAC) (“USA Compression” or the “Partnership”) announced today its financial and operating results for fourth-quarter 2023.
Financial Highlights
•Record total revenues of $225.0 million for fourth-quarter 2023, compared to $190.1 million for fourth-quarter 2022.
•Net income was $12.8 million for fourth-quarter 2023, compared to $8.4 million for fourth-quarter 2022. Net income for fourth-quarter 2023 includes a $10.5 million loss on derivative instrument.
•Net cash provided by operating activities was $91.6 million for fourth-quarter 2023, compared to $82.1 million for fourth-quarter 2022.
•Adjusted EBITDA of $138.6 million for fourth-quarter 2023, compared to $113.0 million for fourth-quarter 2022.
•Distributable Cash Flow of $79.9 million for fourth-quarter 2023, compared to $60.6 million for fourth-quarter 2022.
•Distributable Cash Flow Coverage was 1.48x for fourth-quarter 2023, compared to 1.18x for fourth-quarter 2022.
•Paid cash distribution of $0.525 per common unit for fourth-quarter 2023, consistent with fourth-quarter 2022.
Operational Highlights
•Average horsepower utilization was 94.1% for fourth-quarter 2023, compared to 91.3% for fourth-quarter 2022.
•Record average revenue-generating horsepower of 3.41 million for fourth-quarter 2023, compared to 3.17 million for fourth-quarter 2022.
•Record average revenue per revenue-generating horsepower per month of $19.52 for fourth-quarter 2023, compared to $17.81 for fourth-quarter 2022.
“Our fourth-quarter results continued the trend of outstanding financial and operational results driven by high market demand for our exceptional level of compression services. Our fourth-quarter achievements consisted of consecutive-quarter record-setting revenues, Adjusted EBITDA, Distributable Cash Flow, and Distributable Cash Flow Coverage,” commented Eric D. Long, USA Compression’s President and Chief Executive Officer.
“These financial results were made possible by near-record utilization, exiting 2023 over 94%, achieving record per-horsepower average revenue of $19.52, record average revenue-generating horsepower of approximately 3.41 million, and at the same time maintaining consistent operating margins. As we turn to 2024, we believe the large-horsepower compression market will continue to be historically tight as crude oil and natural gas production is expected to grow in the key basins in which we operate, and capital discipline is expected to remain prevalent in the oil and gas industry. We look forward to continuing to deliver high-quality service to our customers, and remain focused on improving our financial condition and returning value to our stakeholders.”
Expansion capital expenditures were $90.1 million, maintenance capital expenditures were $6.6 million, and cash interest expense, net was $43.0 million for fourth-quarter 2023.
On January 11, 2024, the Partnership announced a fourth-quarter cash distribution of $0.525 per common unit, which corresponds to an annualized distribution rate of $2.10 per common unit. The distribution was paid on February 2, 2024, to common unitholders of record as of the close of business on January 22, 2024.
On January 12, 2024, the holders of the Partnership’s Series A Preferred Units (“Preferred Units”) elected to convert an aggregate of 40,000 Preferred Units into 1,998,850 common units, which were issued effective as of January 22, 2024.

Operational and Financial Data

	Three Months Ended						Year Ended
	December 31, 2023		September 30, 2023		December 31, 2022		December 31, 2023		December 31, 2022
Operational data:
Fleet horsepower (at period end) (1)	3,775,660		3,735,490		3,716,854		3,775,660		3,716,854
Revenue-generating horsepower (at period end) (2)	3,433,775		3,395,630		3,199,548		3,433,775		3,199,548
Average revenue-generating horsepower (3)	3,408,934		3,356,008		3,171,899		3,328,999		3,067,279
Revenue-generating compression units (at period end)	4,237		4,251		4,116		4,237		4,116
Horsepower utilization (at period end) (4)	94.3%		93.9%		91.8%		94.3%		91.8%
Average horsepower utilization (for the period) (4)	94.1%		93.6%		91.3%		93.4%		88.6%

Financial data ($ in thousands, except per horsepower data):
Total revenues	$225,049		$217,085		$190,112		$846,178		$704,598
Average revenue per revenue-generating horsepower per month (5)	$19.52		$19.10		$17.81		$18.86		$17.35
Net income	$12,841		$20,902		$8,366		$68,268		$30,318
Operating income	$68,543		$60,954		$46,693		$231,981		$169,293
Net cash provided by operating activities	$91,604		$50,072		$82,099		$271,885		$260,590
Gross margin	$89,386		$78,056		$64,237		$315,374		$233,585
Adjusted gross margin (6)	$151,856		$142,157		$124,119		$561,470		$470,262
Adjusted gross margin percentage (7)	67.5%		65.5%		65.3%		66.4%		66.7%
Adjusted EBITDA (6)	$138,616		$130,164		$112,991		$511,939		$425,978
Adjusted EBITDA percentage (7)	61.6%		60.0%		59.4%		60.5%		60.5%
Distributable Cash Flow (6)	$79,888		$71,574		$60,596		$281,113		$221,499
Distributable Cash Flow Coverage Ratio (6)	1.48	x	1.39	x	1.18	x	1.35	x	1.08	x
____________________________________
(1)Fleet horsepower is horsepower for compression units that have been delivered to the Partnership (and excludes units on order). As of December 31, 2023, the Partnership had 52,500 large horsepower on order for expected delivery during 2024.
(2)Revenue-generating horsepower is horsepower under contract for which the Partnership is billing a customer.
(3)Calculated as the average of the month-end revenue-generating horsepower for each of the months in the period.
(4)Horsepower utilization is calculated as (i) the sum of (a) revenue-generating horsepower; (b) horsepower in the Partnership’s fleet that is under contract but is not yet generating revenue; and (c) horsepower not yet in the Partnership’s fleet that is under contract but not yet generating revenue and that is subject to a purchase order, divided by (ii) total available horsepower less idle horsepower that is under repair.
Horsepower utilization based on revenue-generating horsepower and fleet horsepower was 90.9%, 90.9%, and 86.1% at December 31, 2023, September 30, 2023, and December 31, 2022, respectively.
Average horsepower utilization based on revenue-generating horsepower and fleet horsepower was 90.8%, 90.0%, and 85.4% for the three months ended December 31, 2023, September 30, 2023, and December 31, 2022, respectively. Average horsepower utilization based on revenue-generating horsepower and fleet horsepower was 89.2% and 82.9% for the years ended December 31, 2023 and 2022, respectively.
(5)Calculated as the average of the result of dividing the contractual monthly rate, excluding standby or other temporary rates, for all units at the end of each month in the period by the sum of the revenue-generating horsepower at the end of each month in the period.
(6)Adjusted gross margin, Adjusted EBITDA, Distributable Cash Flow, and Distributable Cash Flow Coverage Ratio are all non-U.S. generally accepted accounting principles (“Non-GAAP”) financial measures. For the definition of each measure, as well as reconciliations of each measure to its most directly comparable financial measures calculated and presented in accordance with GAAP, see “Non-GAAP Financial Measures” below.
(7)Adjusted gross margin percentage and Adjusted EBITDA percentage are calculated as a percentage of revenue.

Liquidity and Long-Term Debt
As of December 31, 2023, the Partnership was in compliance with all covenants under its $1.6 billion revolving credit facility. As of December 31, 2023, the Partnership had outstanding borrowings under the revolving credit facility of $871.8 million, $728.2 million of availability and, subject to compliance with the applicable financial covenants, available borrowing capacity of $529.1 million. As of December 31, 2023, the outstanding aggregate principal amount of the Partnership’s 6.875% senior notes due 2026 and 6.875% senior notes due 2027 was $725.0 million and $750.0 million, respectively.
Full-Year 2024 Outlook
USA Compression is providing its full-year 2024 guidance as follows:
•Net income range of $95.0 million to $115.0 million;
•A forward-looking estimate of net cash provided by operating activities is not provided because the items necessary to estimate net cash provided by operating activities, in particular the change in operating assets and liabilities, are not accessible or estimable at this time. The Partnership does not anticipate changes in operating assets and liabilities to be material, but changes in accounts receivable, accounts payable, accrued liabilities, and deferred revenue could be significant, such that the amount of net cash provided by operating activities would vary substantially from the amount of projected Adjusted EBITDA and Distributable Cash Flow;
•Adjusted EBITDA range of $555.0 million to $575.0 million; and
•Distributable Cash Flow range of $310.0 million to $330.0 million.
Conference Call
The Partnership will host a conference call today beginning at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss fourth-quarter 2023 performance. The call will be broadcast live over the internet. Investors may participate by audio webcast, or if located in the U.S. or Canada, by phone. A replay will be available shortly after the call via the “Events” page of USA Compression’s Investor Relations website.

By Webcast:	Connect to the webcast via the “Events” page of USA Compression’s Investor Relations website at https://investors.usacompression.com. Please log in at least 10 minutes in advance to register and download any necessary software.

By Phone:	Dial (888) 440-5655 at least 10 minutes before the call and ask for the USA Compression Partners Earnings Call or conference ID 8970064.
About USA Compression Partners, LP
USA Compression Partners, LP is one of the nation’s largest independent providers of natural gas compression services in terms of total compression fleet horsepower. USA Compression partners with a broad customer base composed of producers, processors, gatherers, and transporters of natural gas and crude oil. USA Compression focuses on providing midstream natural gas compression services to infrastructure applications primarily in high-volume gathering systems, processing facilities, and transportation applications. More information is available at usacompression.com.
Non-GAAP Financial Measures
This news release includes the Non-GAAP financial measures of Adjusted gross margin, Adjusted EBITDA, Distributable Cash Flow, and Distributable Cash Flow Coverage Ratio.
Adjusted gross margin is defined as revenue less cost of operations, exclusive of depreciation and amortization expense. Management believes Adjusted gross margin is useful to investors as a supplemental measure of the Partnership’s operating profitability. Adjusted gross margin primarily is impacted by the pricing trends for service operations and cost of operations, including labor rates for service technicians, volume, and per-unit costs for lubricant oils, quantity and pricing of routine preventative maintenance on compression units, and property tax rates on compression units. Adjusted gross margin should not be considered an alternative to, or more meaningful than, gross margin or any other measure presented in accordance with GAAP. Moreover, the Partnership’s Adjusted gross margin, as presented, may not be comparable to similarly titled measures of other companies. Because the Partnership capitalizes assets, depreciation and amortization of equipment is a necessary element of its cost structure. To compensate for the limitations of Adjusted gross margin as a measure of the Partnership’s performance, management believes it is important to consider gross margin determined under GAAP, as well as Adjusted gross margin, to evaluate the Partnership’s operating profitability.
Management views Adjusted EBITDA as one of its primary tools for evaluating the Partnership’s results of operations, and the Partnership tracks this item on a monthly basis as an absolute amount and as a percentage of revenue compared to the prior month, year-to-date, prior year, and budget. The Partnership defines EBITDA as net income (loss) before net interest expense, depreciation and amortization expense, and income tax expense (benefit). The Partnership defines Adjusted EBITDA as EBITDA plus impairment of compression equipment, impairment of goodwill, interest income on capital leases, unit-based compensation expense (benefit), severance charges, certain transaction expenses, loss (gain) on disposition of assets, loss (gain) on derivative instrument, and other. Adjusted EBITDA is used as a supplemental financial measure by management and external users of the Partnership’s financial statements, such as investors and commercial banks, to assess:
•the financial performance of the Partnership’s assets without regard to the impact of financing methods, capital structure, or the historical cost basis of the Partnership’s assets;
•the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities;
•the ability of the Partnership’s assets to generate cash sufficient to make debt payments and pay distributions; and
•the Partnership’s operating performance as compared to those of other companies in its industry without regard to the impact of financing methods and capital structure.
Management believes Adjusted EBITDA provides useful information to investors because, when viewed in conjunction with the Partnership’s GAAP results and the accompanying reconciliations, it may provide a more complete assessment of the Partnership’s performance as compared to considering solely GAAP results. Management also believes that external users of the Partnership’s financial statements benefit from having access to the same financial measures that management uses to evaluate the results of the Partnership’s business.
Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income (loss), operating income (loss), cash flows from operating activities, or any other measure presented in accordance with GAAP. Moreover, the Partnership’s Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.
Distributable Cash Flow is defined as net income (loss) plus non-cash interest expense, non-cash income tax expense (benefit), depreciation and amortization expense, unit-based compensation expense (benefit), impairment of compression equipment, impairment of goodwill, certain transaction expenses, severance charges, loss (gain) on disposition of assets, change in fair value of derivative instrument, proceeds from insurance recovery, and other, less distributions on Preferred Units and maintenance capital expenditures.
Distributable Cash Flow should not be considered an alternative to, or more meaningful than, net income (loss), operating income (loss), cash flows from operating activities, or any other measure presented in accordance with GAAP. Moreover, the Partnership’s Distributable Cash Flow, as presented, may not be comparable to similarly titled measures of other companies.
Management believes Distributable Cash Flow is an important measure of operating performance because it allows management, investors, and others to compare the cash flows that the Partnership generates (after distributions on Preferred Units but prior to any retained cash reserves established by the Partnership’s general partner and the effect of the Distribution Reinvestment Plan) to the cash distributions that the Partnership expects to pay its common unitholders.
Distributable Cash Flow Coverage Ratio is defined as the period’s Distributable Cash Flow divided by distributions declared to common unitholders in respect of such period. Management believes Distributable Cash Flow Coverage Ratio is an important measure of operating performance because it permits management, investors, and others to assess the Partnership’s ability to pay distributions to common unitholders out of the cash flows the Partnership generates. The Partnership’s Distributable Cash Flow Coverage Ratio, as presented, may not be comparable to similarly titled measures of other companies.
This news release also contains a forward-looking estimate of Adjusted EBITDA and Distributable Cash Flow projected to be generated by the Partnership for its 2024 fiscal year. A forward-looking estimate of net cash provided by operating activities and reconciliations of the forward-looking estimates of Adjusted EBITDA and Distributable Cash Flow to net cash provided by operating activities are not provided because the items necessary to estimate net cash provided by operating activities, in particular the change in operating assets and liabilities, are not accessible or estimable at this time. The Partnership does not anticipate changes in operating assets and liabilities to be material, but changes in accounts receivable, accounts payable, accrued liabilities, and deferred revenue could be significant, such that the amount of net cash provided by operating activities would vary substantially from the amount of projected Adjusted EBITDA and Distributable Cash Flow.
See “Reconciliation of Non-GAAP Financial Measures” for Adjusted gross margin reconciled to gross margin, Adjusted EBITDA reconciled to net income and net cash provided by operating activities, and net income and net cash provided by operating activities reconciled to Distributable Cash Flow and Distributable Cash Flow Coverage Ratio.

Forward-Looking Statements
Some of the information in this news release may contain forward-looking statements. These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” “if,” “project,” “outlook,” “will,” “could,” “should,” or other similar words or the negatives thereof, and include the Partnership’s expectation of future performance contained herein, including as described under “Full-Year 2024 Outlook.” These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by known risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors noted below and other cautionary statements in this news release. The risk factors and other factors noted throughout this news release could cause actual results to differ materially from those contained in any forward-looking statement. Known material factors that could cause the Partnership’s actual results to differ materially from the results contemplated by such forward-looking statements include:
•changes in economic conditions of the crude oil and natural gas industries, including any impact from the ongoing military conflict involving Russia and Ukraine or the heightened tensions in the Middle East;
•changes in general economic conditions, including inflation or supply chain disruptions;
•changes in the long-term supply of and demand for crude oil and natural gas, including as a result of, actions taken by governmental authorities and other third parties in response to world health events, and the resulting disruption in the oil and gas industry and impact on demand for oil and gas;
•competitive conditions in the Partnership’s industry, including competition for employees in a tight labor market;
•changes in the availability and cost of capital, including changes to interest rates;
•renegotiation of material terms of customer contracts;
•actions taken by the Partnership’s customers, competitors, and third-party operators;
•operating hazards, natural disasters, epidemics, pandemics, weather-related impacts, casualty losses, and other matters beyond the Partnership’s control;
•the deterioration of the financial condition of the Partnership’s customers, which may result in the initiation of bankruptcy proceedings with respect to certain customers;
•the restrictions on the Partnership’s business that are imposed under the Partnership’s long-term debt agreements;
•information technology risks, including the risk from cyberattacks, cybersecurity breaches, and other disruptions to the Partnership’s information systems;
•the effects of existing and future laws and governmental regulations;
•the effects of future litigation; and
•other factors discussed in the Partnership’s filings with the SEC.
All forward-looking statements speak only as of the date of this news release and are expressly qualified in their entirety by the foregoing cautionary statements. Unless legally required, the Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.
Investor Contact:
USA Compression Partners, LP
Investor Relations
ir@usacompression.com

USA COMPRESSION PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per unit amounts – Unaudited)

	Three Months Ended			Year Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenues:
Contract operations	$212,325	$204,716	$180,558	$802,562	$673,214
Parts and service	6,757	7,153	5,297	21,890	15,729
Related party	5,967	5,216	4,257	21,726	15,655
Total revenues	225,049	217,085	190,112	846,178	704,598
Costs and expenses:
Cost of operations, exclusive of depreciation and amortization	73,193	74,928	65,993	284,708	234,336
Depreciation and amortization	62,470	64,101	59,882	246,096	236,677
Selling, general, and administrative	18,578	20,085	17,436	72,714	61,278
Loss (gain) on disposition of assets	2,265	(3,865)	(443)	(1,667)	1,527
Impairment of compression equipment	—	882	551	12,346	1,487
Total costs and expenses	156,506	156,131	143,419	614,197	535,305
Operating income	68,543	60,954	46,693	231,981	169,293
Other income (expense):
Interest expense, net	(44,832)	(43,257)	(37,991)	(169,924)	(138,050)
Gain (loss) on derivative instrument	(10,538)	3,437	—	7,449	—
Other	23	23	23	127	91
Total other expense	(55,347)	(39,797)	(37,968)	(162,348)	(137,959)
Net income before income tax expense	13,196	21,157	8,725	69,633	31,334
Income tax expense	355	255	359	1,365	1,016
Net income	12,841	20,902	8,366	68,268	30,318
Less: distributions on Preferred Units	(11,212)	(12,188)	(12,187)	(47,775)	(48,750)
Net income (loss) attributable to common unitholders’ interests	$1,629	$8,714	$(3,821)	$20,493	$(18,432)

Weighted average common units outstanding – basic	99,715	98,292	98,051	98,634	97,780

Weighted average common units outstanding – diluted	102,929	100,263	98,051	100,675	97,780

Basic net income (loss) per common unit	$0.02	$0.09	$(0.09)	$0.21	$(0.19)

Diluted net income (loss) per common unit	$0.02	$0.09	$(0.09)	$0.20	$(0.19)

Distributions declared per common unit for respective periods	$0.525	$0.525	$0.525	$2.10	$2.10

USA COMPRESSION PARTNERS, LP
SELECTED BALANCE SHEET DATA
(In thousands, except unit amounts – Unaudited)

December 31, 2023
Selected Balance Sheet data:
Total assets	$2,736,760
Long-term debt, net	$2,336,088
Total partners’ deficit	$(293,285)

Common units outstanding	100,986,011

USA COMPRESSION PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands — Unaudited)

	Three Months Ended			Year Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net cash provided by operating activities	$91,604	$50,072	$82,099	$271,885	$260,590
Net cash used in investing activities	(79,262)	(48,082)	(43,530)	(232,653)	(129,945)
Net cash used in financing activities	(12,337)	(2,015)	(38,540)	(39,256)	(130,610)

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED GROSS MARGIN TO GROSS MARGIN
(In thousands — Unaudited)
The following table reconciles Adjusted gross margin to gross margin, its most directly comparable GAAP financial measure, for each of the periods presented:

	Three Months Ended			Year Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Total revenues	$225,049	$217,085	$190,112	$846,178	$704,598
Cost of operations, exclusive of depreciation and amortization	(73,193)	(74,928)	(65,993)	(284,708)	(234,336)
Depreciation and amortization	(62,470)	(64,101)	(59,882)	(246,096)	(236,677)
Gross margin	$89,386	$78,056	$64,237	$315,374	$233,585
Depreciation and amortization	62,470	64,101	59,882	246,096	236,677
Adjusted gross margin	$151,856	$142,157	$124,119	$561,470	$470,262

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA TO NET INCOME AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(In thousands — Unaudited)
The following table reconciles Adjusted EBITDA to net income and net cash provided by operating activities, its most directly comparable GAAP financial measures, for each of the periods presented:

	Three Months Ended			Year Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net income	$12,841	$20,902	$8,366	$68,268	$30,318
Interest expense, net	44,832	43,257	37,991	169,924	138,050
Depreciation and amortization	62,470	64,101	59,882	246,096	236,677
Income tax expense	355	255	359	1,365	1,016
EBITDA	$120,498	$128,515	$106,598	$485,653	$406,061
Unit-based compensation expense (1)	4,517	8,024	6,178	22,169	15,894
Transaction expenses (2)	46	—	—	46	27
Severance charges	752	45	107	841	982
Loss (gain) on disposition of assets	2,265	(3,865)	(443)	(1,667)	1,527
Loss (gain) on derivative instrument	10,538	(3,437)	—	(7,449)	—
Impairment of compression equipment (3)	—	882	551	12,346	1,487
Adjusted EBITDA	$138,616	$130,164	$112,991	$511,939	$425,978
Interest expense, net	(44,832)	(43,257)	(37,991)	(169,924)	(138,050)
Non-cash interest expense	1,819	1,819	1,814	7,279	7,265
Income tax expense	(355)	(255)	(359)	(1,365)	(1,016)
Transaction expenses	(46)	—	—	(46)	(27)
Severance charges	(752)	(45)	(107)	(841)	(982)
Cash received on derivative instrument	2,501	2,528	—	6,245	—
Other	1,494	(65)	65	1,448	(851)
Changes in operating assets and liabilities	(6,841)	(40,817)	5,686	(82,850)	(31,727)
Net cash provided by operating activities	$91,604	$50,072	$82,099	$271,885	$260,590
____________________________________
(1)For the three months ended December 31, 2023, September 30, 2023, and December 31, 2022, unit-based compensation expense included $1.0 million, $1.1 million, and $1.0 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards and $0.3 million, $0, and $0.2 million, respectively, related to the cash portion of the settlement of phantom unit awards upon vesting. For the years ended December 31, 2023, and 2022, unit-based compensation expense included $4.4 million and $4.4 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards and $0.3 million and $1.3 million, respectively, related to the cash portion of the settlement of phantom unit awards upon vesting. The remainder of unit-based compensation expense for all periods was related to non-cash adjustments to the unit-based compensation liability.
(2)Represents certain expenses related to potential and completed transactions and other items. The Partnership believes it is useful to investors to exclude these expenses.
(3)Represents non-cash charges incurred to decrease the carrying value of long-lived assets with recorded values that are not expected to be recovered through future cash flows.

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
DISTRIBUTABLE CASH FLOW TO NET INCOME AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(Dollars in thousands — Unaudited)
The following table reconciles Distributable Cash Flow to net income and net cash provided by operating activities, its most directly comparable GAAP financial measures, for each of the periods presented:

	Three Months Ended						Year Ended
	December 31, 2023		September 30, 2023		December 31, 2022		December 31, 2023		December 31, 2022
Net income	$12,841		$20,902		$8,366		$68,268		$30,318
Non-cash interest expense	1,819		1,819		1,814		7,279		7,265
Depreciation and amortization	62,470		64,101		59,882		246,096		236,677
Non-cash income tax expense (benefit)	(6)		(65)		65		(52)		(151)
Unit-based compensation expense (1)	4,517		8,024		6,178		22,169		15,894
Transaction expenses (2)	46		—		—		46		27
Severance charges	752		45		107		841		982
Loss (gain) on disposition of assets	2,265		(3,865)		(443)		(1,667)		1,527
Change in fair value of derivative instrument	13,039		(909)		—		(1,204)		—
Impairment of compression equipment (3)	—		882		551		12,346		1,487
Distributions on Preferred Units	(11,212)		(12,188)		(12,187)		(47,775)		(48,750)
Maintenance capital expenditures (4)	(6,643)		(7,172)		(3,737)		(25,234)		(23,777)
Distributable Cash Flow	$79,888		$71,574		$60,596		$281,113		$221,499
Maintenance capital expenditures	6,643		7,172		3,737		25,234		23,777
Transaction expenses	(46)		—		—		(46)		(27)
Severance charges	(752)		(45)		(107)		(841)		(982)
Distributions on Preferred Units	11,212		12,188		12,187		47,775		48,750
Other	1,500		—		—		1,500		(700)
Changes in operating assets and liabilities	(6,841)		(40,817)		5,686		(82,850)		(31,727)
Net cash provided by operating activities	$91,604		$50,072		$82,099		$271,885		$260,590

Distributable Cash Flow	$79,888		$71,574		$60,596		$281,113		$221,499

Distributions for Distributable Cash Flow Coverage Ratio (5)	$54,067		$51,608		$51,570		$208,856		$205,559

Distributable Cash Flow Coverage Ratio	1.48	x	1.39	x	1.18	x	1.35	x	1.08	x
____________________________________
(1)For the three months ended December 31, 2023, September 30, 2023, and December 31, 2022, unit-based compensation expense included $1.0 million, $1.1 million, and $1.0 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards and $0.3 million, $0, and $0.2 million, respectively, related to the cash portion of the settlement of phantom unit awards upon vesting. For the years ended December 31, 2023, and 2022, unit-based compensation expense included $4.4 million and $4.4 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards and $0.3 million and $1.3 million, respectively, related to the cash portion of the settlement of phantom unit awards upon vesting. The remainder of unit-based compensation expense for all periods was related to non-cash adjustments to the unit-based compensation liability.
(2)Represents certain expenses related to potential and completed transactions and other items. The Partnership believes it is useful to investors to exclude these expenses.
(3)Represents non-cash charges incurred to decrease the carrying value of long-lived assets with recorded values that are not expected to be recovered through future cash flows.
(4)Reflects actual maintenance capital expenditures for the periods presented. Maintenance capital expenditures are capital expenditures made to maintain the operating capacity of the Partnership’s assets and extend their useful lives, replace partially or fully depreciated assets, or other capital expenditures that are incurred in maintaining the Partnership’s existing business and related cash flow.
(5)Represents distributions to the holders of the Partnership’s common units as of the record date.

USA COMPRESSION PARTNERS, LP
FULL-YEAR 2024 ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW GUIDANCE RANGE
RECONCILIATION TO NET INCOME
(Unaudited)

Guidance
Net income	$95.0 million to $115.0 million
Plus: Interest expense, net	184.0 million
Plus: Depreciation and amortization	260.0 million
Plus: Income tax expense	1.0 million
EBITDA	$540.0 million to $560.0 million
Plus: Unit-based compensation expense (1)	15.0 million
Adjusted EBITDA	$555.0 million to $575.0 million
Less: Cash interest expense	169.0 million
Less: Current income tax expense	1.0 million
Less: Maintenance capital expenditures	32.0 million
Less: Distributions on Preferred Units	45.0 million
Plus: Cash received on derivative instrument	2.0 million
Distributable Cash Flow	$310.0 million to $330.0 million
____________________________________
(1)Unit-based compensation expense is based on the Partnership’s closing per unit price of $22.83 on December 29, 2023.